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                                                                    Exhibit 10.2

Dear _________________:

This letter will serve to confirm our agreement with respect to the deferral of your annual compensation as a Millipore Director.

     1. Millipore Corporation ("Millipore" or the "Corporation") will effective as of ____________ establish in your name a book reserve (the "Deferred Compensation Account") in the amount of $4,900. Starting on that date and continuing during your service as a Director, Millipore will make the following additional credits to your Deferred Compensation Account:

          (a) On May 1, ____ and each May 1 thereafter for so long as you shall serve as a Director of Millipore, the amount equal to your annual retainer payable on the date of the Annual Meeting of Stockholders.

          (b) On May 1 of each year, any and all retainers to which you may be entitled as a Chairman of a Committee of the Board of Directors of Millipore.

          (c) On the first day of January, April, July, and October of each year, an amount equal to all fees which would otherwise be payable to you in consideration of your attendance at any and all meetings of the Board of Directors of Millipore or any Committee thereof (regular or special on which you serve) which took place in the prior three (3) month period.

     2. Interest will be earned on the amount in your Deferred Compensation Account at the rate Millipore would pay on a senior 10 year Corporate note given the company's debt rating at the time of calculation. If Millipore does not have a debt rating, the rate will be its marginal 10 year senior borrowing rate. The interest rate will be adjusted once a year in January.

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     3. Title to and beneficial ownership of the Deferred Compensation Account shall at all times remain in the Corporation and you and your designated beneficiary shall not have any proprietary interest therein.

     4. The amount credited to your Deferred Compensation will be paid to you in cash as follows:

          (a) Upon retirement from the Board in ten (10) equal annual installment payable on the first day of each year starting with the year subsequent to retirement.

          (b) If you should die after retirement and before the ten (10) annual installments are completed, the unpaid balance will continue to be paid in installments to your designated beneficiary in the same manner as set forth in subparagraph (a) above; and if your designated beneficiary shall die before a total of ten (10) such annual installments are completed, then the unpaid balance will be paid in a lump sum to the estate of such designated beneficiary.

          (c) If you should die before retirement from the Board, Millipore shall make ten (10) annual payments to your designated beneficiary in the same manner as set forth in subparagraph (a) above.

          (d) You may, of course, change your designated beneficiary at any time by giving giving Millipore written notice thereof and, if you fail to designate a beneficiary, all amounts payable under 4(b) and 4(c) shall be paid to your estate.

     5. You may at any time on written notice, terminate this agreement as to the deferral of all fees to be earned subsequent to said notice of termination; however, all amounts in your Deferred Compensation Account shall remain therein and be paid to you in accordance with the provisions of paragraph 4 hereof.

     6. Nothing contained herein shall create a trust or escrow account of any kind between you and Millipore. All shares and all funds which are subject to this Agreement shall continue for all purposes to be part of the general funds of Millipore.

     7. This Agreement shall be binding upon Millipore and its successors and assigns. Your interest in your Deferred Compensation Account may not be assigned pledged or hypothecated.


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Your signature in the space provided below constitutes your acceptance of, and willingness to be bound by, the foregoing.

Very truly yours,

MILLIPORE CORPORATION



By:
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   Vice President


Agreed to and accepted this                  day of               ,         .
                            ----------------        --------------- ---------


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Social Security Number



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Beneficiary